Exhibit 99.1

Investor Update
Investor Update: July 26, 2011
This investor update provides JetBlue’s investor guidance for the third quarter ending September 30, 2011 and full year 2011.
Recent Announcements
JetBlue has recently announced service between the following new city pairs:

City Pair	Frequency	Start Date
White Plains, NY — Nassau, Bahamas*	1X Daily	November 15, 2011
New York, NY (JFK) — La Romana, Dominican Republic*	2X Weekly	November 16, 2011
New York, NY (JFK) — Liberia, Costa Rica*	4X Weekly	November 17, 2011
San Juan, P.R. — St. Thomas, U.S. Virgin Islands	2X Daily	December 15, 2011
San Juan, P.R. — St. Croix, U.S. Virgin Islands	1X Daily	December 15, 2011
Boston, MA — St. Thomas, U.S. Virgin Islands	5X Weekly	December 15, 2011
San Juan, P.R. — Hartford, CT	1X Daily	January 5, 2012

*	Subject to receipt of government approval
Specific details regarding frequency and start dates can be found on JetBlue’s web site, www.jetblue.com.
Capacity
Third quarter 2011 available seat miles (ASMs) are estimated to increase 9% to 11% year-over-year. Full year 2011 ASMs are estimated to increase 6% to 8% year-over-year.
JetBlue estimates the following distribution as a percentage of total ASMs by aircraft type:

Third Quarter 2011		Full Year 2011
A320	E190	A320	E190
87%	13%	86%	14%
Average stage length is projected to be approximately 1,121 miles during the third quarter of 2011 versus 1,103 miles during the same prior year period and approximately 1,095 miles for the full year 2011 versus 1,100 miles for the full year 2010.
Operational Outlook

	Third Quarter	Full Year
	2011	2011
Operating Expense Year-Over-Year Percentage Change
Unit Operating Expense (CASM)	13% — 15%	14% — 16%
Unit Operating Expense Excluding Fuel (Ex-Fuel CASM)	(4)% — (2)%	0% — 2%
Fuel Expense
Estimated Consumption (gallons)	142 million	527 million
Estimated Fuel Price per Gallon, Net of Hedges *	$3.33	$3.24

*      Includes fuel taxes
JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

Investor Update
Fuel Hedges
As of July 21, 2011 JetBlue’s advanced fuel derivative contracts for the next 12 months are as follows

		Estimated
		Percentage
	Gallons	of Consumption	Price
3Q11	67 million	48%	• 18% in crude call options with the average cap at $94/bbl
			• 9% in crude collars with the average cap at $100/bbl and the average put at $80/bbl
			• 5% in crude 3-way collars with the average purchased call at $100/bbl, the average sold call at $110/bbl and the average put at $83/bbl
			• 9% in heat collars with the average cap at $3.26/gal and the average put at $2.86/gal
			• 7% in USGC jet fuel swaps at an average of $3.03/gal

4Q11	51 million	38%	• 7% in crude call options with the average cap at $92/bbl
			• 9% in crude collars with the average cap at $100/bbl and the average put at $81/bbl
			• 5% in crude 3-way collars with the average purchased call at $100/bbl, the average sold call at $110/bbl and the average put at $80/bbl
			• 9% in heat collars with the average cap at $3.30/gal and the average put at $2.90/gal
			• 8% in USGC jet fuel swaps at an average of $3.03/gal

1Q12	22 million	18%	• 3% in crude call options with the average cap at $99/bbl
			• 5% in crude collars with the average cap at $98/bbl and the average put at $78/bbl
			• 8% in heat collars with the average cap at $3.31/gal and the average put at $2.91/gal
			• 2% in USGC jet fuel swaps at an average of $3.15/gal

2Q12	22 million	16%	• 2% in crude call options with the average cap at $99/bbl
			• 5% in crude collars with the average cap at $97/bbl and the average put at $78/bbl
			• 7% in heat collars with the average cap at $3.27/gal and the average put at $2.87/gal
			• 2% in USGC jet fuel swaps at an average of $3.14/gal
Capital Expenditures
(In millions)

Third Quarter 2011		Full Year 2011
Aircraft	Non-aircraft	Aircraft	Non-aircraft
$85	$40	$390	$115
JetBlue estimates total Other Income (Expense) to be between ($40) and ($45) million in the third quarter and between ($160) and ($170) million for the full year.
JetBlue expects an annual effective tax rate of approximately 42%. However, the actual tax rate in both third quarter and full year 2011 could differ due to the non-deductibility of certain items for tax purposes.
JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

Investor Update
Aircraft Delivery Schedule
As of June 30, 2011 JetBlue’s fleet was comprised of 119 Airbus A320 aircraft and 46 EMBRAER 190 aircraft. 102 aircraft were on order from Airbus and Embraer, scheduled for delivery through 2018, with options to acquire 59 additional aircraft. In addition, JetBlue plans to take delivery of 40 Airbus A320neos between 2017 and 2021.

	Airbus A320			EMBRAER 190
	Aircraft	Mortgage	Lease	Aircraft	Mortgage	Lease
3Q11	—	—	—	2	2	—
4Q11	1	1	—	1	1	—

Total at Year End*	120	90	30	49	19	30

*	JetBlue leased two of its owned EMBRAER 190 aircraft to a third party in 2008, which are not included in the table above.
Share Count
Share count estimates for calculating basic and diluted earnings per share are as follows:

	Third Quarter 2011
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income Range	(in millions)	(in millions)	(in millions)**
Zero — $11 million	278.9	281.1	$—
$11 million — $15 million	278.9	308.5	$1
$15 million or greater	278.9	349.7	$3

	Full Year 2011
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income Range	(in millions)	(in millions)	(in millions)**
Zero — $42 million	278.5	280.6	$—
$42 million — $57 million	278.5	308.1	$4
$57 million or greater	278.5	349.3	$12

**	Net of taxes
These share count estimates assume 20% annual stock price appreciation and are based on several other assumptions. The number of shares used in JetBlue’s actual earnings per share will likely be different than those stated above.
JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

Investor Update
This investor update contains statements of a forward-looking nature which represent our management’s beliefs and assumptions concerning future events. When used in this document and in documents incorporated herein by reference, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, our extremely competitive industry; volatility in financial and credit markets which could affect our ability to obtain debt and/or lease financing or to raise funds through debt or equity issuances; increases in fuel prices, maintenance costs and interest rates; our ability to implement our growth strategy, including the ability to operate reliably the EMBRAER 190 aircraft and our new terminal at JFK; our significant fixed obligations; our ability to attract and retain qualified personnel and maintain our culture as we grow; our reliance on high daily aircraft utilization; our dependence on the New York metropolitan market and the effect of increased congestion in this market; our reliance on automated systems and technology; our being subject to potential unionization; our reliance on a limited number of suppliers; changes in or additional government regulation; changes in our industry due to other airlines’ financial condition; a continuance of the economic recessionary conditions in the U.S. or a further economic downturn leading to a continuing or accelerated decrease in demand for domestic and business air travel; and external geopolitical events and conditions. Further information concerning these and other factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to, the Company’s 2010 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.
JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

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